EXHIBIT 32.1

P.D.C. INNOVATIVE INDUSTRIES, INC.
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of P.D.C. Innovative Industries, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, James Cheatham, Chief Executive Officer, and Paul Smith, President, Secretary, and Treasurer, (Principal Executive Officer), and Jay E. Ostrow, Chief Financial Officer, (Principal Financial and Accounting Officer), respectively, of the Company certify pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


August 20, 2004


By: /s/ James Cheatham
-----------------------------------------
        James Cheatham
        Chief Executive Officer


By: /s/ Paul Smith
-----------------------------------------
        Paul Smith
        President, Secretary, Treasurer
       (Principal Executive Officer)


By: /s/ Jay E. Ostrow
-----------------------------------------
        Jay E. Ostrow
        Chief Financial Officer
       (Principal Financial and Accounting Officer)